AMENDMENT NO. 1 TO THE
INTELLECTUAL PROPERTY TRANSFER AGREEMENT

This Amendment No. 1 (this "Amendment") to the Intellectual Property Transfer Agreement dated April 18, 2008 (the "IP Transfer Agreement") is entered into on this 7 th day of July , 2010 by and among Fuqi International Holdings Co., LTD., a British Virgin Islands company ("Buyer"), and wholly-owned subsidiary of Parent (as defined hereinafter), Fuqi International, Inc., a Delaware corporation ("Parent"), and Chujian Huang, an individual residing in the PRC with holder of PRC identity card no. 440105196302250950 (the "Seller" and together with Buyer and Parent, the "Parties"). Undefined terms contained in this Agreement shall have the meanings as set forth in the IP Transfer Agreement and the Asset Purchase Agreement, as defined below.

RECITALS

WHEREAS, Buyer, Seller, TianMei Beijing, and TianMei Shanghai have entered into that certain Asset Purchase Agreement dated August 18, 2008 (the "Asset Purchase Agreement") pursuant to which Buyer agrees to purchase the Acquired Assets of the TianMei Beijing and TianMei Shanghai;

WHEREAS, Buyer, Seller, and Parent have entered into the IP Transfer Agreement pursuant to which Buyer purchased certain Intellectual Property from Seller;

WHEREAS, the IP Transfer Agreement contained Purchase Price and Payment provisions that included, among other things, Escrow Shares being released upon the attainment of financial measures as set forth in the IP Transfer Agreement;

WHEREAS, the Parties desire to amend and modify certain of the financial measures as contained in the IP Transfer Agreement;

WHEREAS, Section 8.6 of the IP Transfer Agreement permits the parties to amend the Agreement only by a written instrument executed by the Parties.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the parties, intending to be legally bound hereby, agree as follows:

1. The term "EBITDA targets" as contained in Section 2.3 of the IP Transfer Agreement is hereby replaced with the term "Adjusted EBITDA targets."

2. Section 2.4 of the IP Transfer Agreement is hereby amended and restated in its entirety as follows:

> 2.4 Subject to the conditions set forth below, Buyer shall cause to be transferred to Seller such number of Escrow Shares at such time and in such amounts, if any, as determined in accordance with the formulas below. For purposes of determining the number of Escrow Shares deliverable to Seller on the third anniversary of the Closing Date, each Escrow Share shall be deemed to have a value equal to the Fuqi Share Price.

"Adjusted EBITDA" shall mean, for any period, the net income or loss of the Business for such period before any interest, income tax, depreciation and amortization determined on a consolidated basis in accordance with USGAAP, except that the following expenses shall be added back to: (i) an amount equal to the salaries accrued for Chujian Huang and Jianying Li, (ii) corporate expenses allocated to the Business based on the percentage of the Business's gross profit to the Consolidated entity's gross profit, and (iii) the valuation difference for the sold inventory items between their fair value on August 7, 2008 and their carrying value prior to the inventory acquisition pursuant to the Asset Purchase Agreement . Adjusted EBITDA shall be determined by the Parent in good faith.

(A) the "First Release", if any, shall be due and payable no later than the thirtieth (30th) day following the completion of the Parent's preparation of its financial statements for the period (the "2008 Period") commencing on the 1st day of the calendar month following immediately following Closing and terminating on the last day of the twelfth calendar month thereafter. If Adjusted EBITDA for the 2008 Period is equal to or greater than US$2.6 million ("2008 Adjusted EBITDA Target"), then one-half of the Escrow Shares shall be released to Seller. If Adjusted EBITDA for the 2008 Period is less than the 2008 Net Income Target, the number of Escrow Shares to be released to Seller, if any, shall be calculated as follows:

One-half of Escrow Shares – ((2008 Adjusted EBITDA Target - Adjusted EBITDA for 2008 Period) / Fuqi Share Price)

Any Escrow Shares not released to the Seller in the First Release shall be returned to the Parent.

(B) the "Second Release", if any, shall be due and payable no later than the thirtieth (30th) day following the completion of the Parent's preparation of its financial statements for the period (the "2009 Period") commencing on the 1st day of thirteenth calendar month following Closing and terminating on the last day of twenty-fourth calendar month following Closing. If Adjusted EBITDA for the 2009 Period is equal to or greater than US$3.7 million ("2009 Adjusted EBITDA Target"), then one-half of the Escrow Shares shall be released to Seller. If Adjusted EBITDA for the 2009 Period is less than the 2009 EBITDA Target, the number of Escrow Shares to be released to Seller, if any, shall be calculated as follows:

One-half of Escrow Shares – ((2009 Adjusted EBITDA Target - Adjusted EBITDA for 2009 Period) / Fuqi Share Price)

Any Escrow Shares not released to the Seller in the Second Release shall be returned to the Parent.

3. Except as amended herein, the IP Transfer Agreement shall remain in full force and effect.

4. This Amendment may be executed in any number of facsimile counterparts, each of which shall be an original, but which together constitute one and the same instrument. This Amendment may be executed and delivered by facsimile.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the duly authorized representatives of each of the parties hereto, intending to be legally bound hereby execute this Amendment as of the date indicated above.

SELLER:

____
Chujian Huang

BUYER:

FUQI INTERNATIONAL HOLDINGS CO., LTD.

By: ______________________________
Name: Yu Kwai Chong
Title: Chairman & C.E.O.

PARENT:

FUQI INTERNATIONAL, INC.

By: ______________________________
Name: Yu Kwai Chong
Title: Chairman & C.E.O.